EXHIBIT 23.1
                                                                    ------------




                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 28, 2001 relating to the financial statements and financial statement schedule of Schnitzer Steel Industries, Inc., which appear in Schnitzer Steel Industries, Inc.'s Annual Report on Form 10-K for the year ended August 31, 2001.



/s/ PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
October 11, 2002